Exhibit 5(a)
                                                     ------------




                                        214/740-8495

February 10, 1995


Atmos Energy Corporation
5430 LBJ Freeway
1800 Three Lincoln Center
Dallas, TX  75240-0205

     Re:  Registration Statement on Form S-8, Atmos Energy
          Corporation Employee Stock Ownership Plan and Trust

Gentlemen:

     Pursuant to your request, we have examined the Atmos Energy Corporation Employee Stock Ownership Plan and Trust (the "Plan"), which was approved by the Board of Directors of Atmos Energy Corporation (the "Company") to be effective as of October 1, 1987. We have also examined the Articles of Incorporation as amended, of the Company, and corporate proceedings of the Company as reflected in minutes of the Board of Directors and in minutes of meetings of shareholders of the Company.

     Based upon our examination of the papers and documents referred to in the preceding paragraph, together with such other papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas. The Company is authorized by its Articles of Incorporation, as amended, to issue 75,000,000 shares of Common Stock having no par value, of which 15,366,864 shares were outstanding on January 31, 1995. All of the outstanding shares were duly and validly issued and are fully paid and non-assessable.

     2. The Plan has been duly adopted by the Board of Directors of the Company.

     3. Shares of Common Stock of the Company issued pursuant to the Plan will be, when issued by the Company in accordance with the terms of the Plan, fully paid and non-accessible, whether such shares shall theretofore have been authorized but unissued shares of Common Stock of the Company or shares reacquired by the Company and held by it as treasury shares.





          Atmos Energy Corporation
          February 10, 1995
          Page 2


     4. We consent to the use of this opinion in connection with the Registration Statement on Form S-8 and the Prospectus constituting a part thereof filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Common Stock of the Company, and such additional number of shares as may be issued as a result of the anti-dilution provisions contained in the Plan.

                              Very truly yours,

                              LOCKE PURNELL RAIN HARRELL
                              (A Professional Corporation)



                              By: /s/ Dan Busbee
                                 --------------------------------
                                 Dan Busbee